UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2015

GRAFTECH INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13888	27-2496053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Suite 300 Park Center I

6100 Oak Tree Boulevard

Independence, Ohio 44131

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: 216-676-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 6, 2015 GrafTech International Ltd. (the “Company”) entered into an amendment (the “Amendment”) to its previously disclosed Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 17, 2015, with BCP IV GrafTech Holdings LP, a Delaware limited partnership (“Parent”), and Athena Acquisition Subsidiary Inc., a Delaware corporation and a wholly owned subsidiary of Parent, pursuant to which, among other things, Parent agreed to make a cash tender offer (the “Offer”) to purchase any and all of the outstanding shares of the Company’s common stock, par value $0.01 per share, at a purchase price of $5.05 per Share in cash. Pursuant to the Amendment, the parties have agreed to extend the Offer to July 28, 2015, to permit the receipt of certain regulatory approvals and clearances, which are conditions to the consummation of the Offer. The Company expects all approvals and clearances to be received in due course. However, if all approvals and clearances are not received by July 28, 2015, the expiration of the Offer may be further extended in accordance with the provisions of the Merger Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	First Amendment to Agreement and Plan of Merger

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GRAFTECH INTERNATIONAL LTD.

Date: July 6, 2015	By:	/s/ John D. Moran
John D. Moran
Vice President, General Counsel and Secretary

EXHIBIT INDEX

2.1	First Amendment to Agreement and Plan of Merger